Exhibit 99.1

FTS INTERNATIONAL, INC. RESPONDS TO RECENT OIL MARKET DOWNTURN

March 23, 2020

FORT WORTH, Texas—(BUSINESS WIRE)—FTS International, Inc. (NYSE: FTSI) announced today that it is taking several actions in response to unprecedented conditions in the oil market.

“Just over two weeks ago, our business was growing and we had a full frac calendar,” said Michael Doss, Chief Executive Officer. “However, in response to current conditions, many of our customers have already dropped fleets or will be dropping fleets over the next couple of months. Pressure pumping companies, like FTSI, are also giving price concessions that are expected to significantly reduce margins across the industry. Accordingly, we have initiated aggressive measures to reduce costs and position us for future success.”

“Low oil prices combined with limited, if any, access to capital has ensured that our customers are reacting quicker than ever before,” Mr. Doss continued. “In return, our response must also be quick and decisive to ensure we adapt to the changing environment. The steps we have taken this week are difficult, but necessary.”

Actions that the company has taken to date include:

•	Furloughing crews that no longer have scheduled work and related support staff.
•	Reducing executive salaries by 25%, on top of a 15% reduction already in place for 2020.
•	Rolling furloughs and/or reducing salaries/hourly rates for non-executive SG&A and manufacturing staff.
•	Reducing stage bonuses and travel time pay for crews.
•	Suspending bonuses to eligible SG&A staff under the company’s short-term incentive plan, except for the safety component.

“The top priority of FTSI remains the health and safety of our employees, customers and communities in which we perform our services,” Mr. Doss said. “We will continue to take every necessary precaution related to COVID-19 as we work with our customers to persevere through this challenging time.”

About FTS International

Headquartered in Fort Worth, Texas, FTS International is one of the largest independent hydraulic fracturing service companies and one of the only vertically integrated service providers of its kind in North America. To learn more, visit www.FTSI.com.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements related to the Company’s assessment of the oil market, customer reactions and cutbacks, the duration of actions taken in response to market conditions, including the future success of such actions, and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “potential,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the ultimate geographic spread, duration and severity of the coronavirus outbreak, and the effectiveness of actions taken, or actions that may be taken, by governmental authorities to contain the outbreak or treat its impact; the ultimate duration and impact of the Saudi/Russia price war; the projected operations of the Company; results of litigation, arbitration, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for the Company’s services and capital expenditures; global economic conditions; excess availability of pressure pumping equipment; liabilities from operations; weather; decline in, and ability to realize, backlog; potential delay in future equipment specialization and new technologies, including electric fleets; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and in integrating acquisitions; product liability; political, economic and social instability risk; ability to effectively identify and enter new markets; cybersecurity risk; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; and anti-takeover measures in our charter documents and other risks and uncertainties. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, except as required by law.

When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Company’s filings with the SEC, including the most recently filed Forms 10-Q and 10-K. The Company’s filings may be reviewed on its website at ftsi.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov.

Lance Turner
Chief Financial Officer
817-862-2000
Investors@FTSI.com

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